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                                                                     EXHIBIT 5.1


                      [LETTERHEAD OF DORSEY & WHITNEY LLP]



                                                          February 7, 2000


The Board of Directors
Radyne Comstream Inc.
3138 East Elwood Street
Phoenix, Arizona  85034


Ladies and Gentlemen:

         We are acting as counsel to Radyne Comstream, Inc., a New York corporation (the "Company"), in connection with the Registration Statement on Form S-2 (Commission File No. 333-90731), as amended (the "Registration Statement"), filed by the Company under the Securities Act of 1933, as amended, and the rules and regulations thereunder, relating to the registration of (i) 2,760,000 units, including units to cover overallotments, consisting of 2,760,000 shares (the "Shares"), of the Company's common stock, $0.002 par value per share (the "Common Stock") and redeemable Common Stock Purchase Warrants (the "Warrants") to purchase 2,760,000 shares of Common Stock, for sale by the underwriters (as such term is described in the Registration Statement), (ii) 2,760,000 shares of Common Stock issuable upon exercise of the Warrants, (iii) an option to HD Brous & Co., as the representative of several underwriters, to purchase 240,000 shares of Common Stock (the "Representative's Purchase Option"), and (iv) 240,000 shares of Common Stock issuable upon exercise of the Representative's Purchase Option.

         As such counsel, we have participated in the preparation of the Registration Statement, and have reviewed the corporate proceedings of the Company in connection therewith and have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction of all such corporate records, documents, agreements, instruments relating to the Company and certificates of public officials and of representatives of the Company, and have also made such investigations of law and have discussed with representatives of the Company and such other persons such questions




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of fact, as we have deemed  proper and  necessary as a basis for rendering  this opinion.

         Based upon, and subject to, the foregoing, we are of the opinion that:

         (i) the Shares, the Warrants, the shares of Common Stock issuable upon exercise of the Warrants, the Representative's Purchase Option, and the shares of Common Stock issuable upon exercise of the Representative's Purchase Option have been duly authorized;

         (ii) the Shares, when duly delivered and paid for, pursuant to the terms of a validly authorized and executed underwriting agreement, substantially in the form attached as Exhibit 1.1 to the Registration Statement, will be duly and validly issued, fully paid and non-assessable;

         (iii) the Warrants, when duly delivered and paid for, pursuant to the terms of a validly authorized and executed underwriting agreement, substantially in the form attached as Exhibit 1.1 to the Registration Statement, and a validly authorized and executed warrant agreement, substantially in the form attached as
Exhibit 4.2 to the Registration Statement (the "Warrant Agreement"), will constitute legal, valid and binding obligations of the Company, enforceable (except as may be limited by applicable bankruptcy, insolvency or similar laws affecting the rights of creditors generally) as to the Company in accordance with its terms;

         (iv) the shares of Common Stock issuable upon exercise of the Warrants, pursuant to the terms of a validly authorized and executed Warrant Agreement, will be duly and validly issued, fully paid and non-assessable; and

         (v) the Representative's Purchase Option, when duly delivered and paid for, pursuant to the terms of validly authorized and executed underwriting agreement, substantially in the form attached as Exhibit 1.1 to the Registration Statement, and a validly authorized and executed representative's purchase option, substantially in the form attached as Exhibit 4.4 to the Registration Statement, will constitute legal, valid and binding obligations of the Company, enforceable (except as may be limited by applicable bankruptcy, insolvency or similar laws affecting the rights of creditor generally) as to the Company in accordance with its terms.




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         (vi) the shares of Common Stock issuable upon exercise of the
Representative's Purchase Option, pursuant to the terms of a validly authorized and executed Representative's Purchase Option, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                     Very truly yours,


                                                     /s/ Dorsey & Whitney LLP